CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Counselor Series Trust (Invesco Counselor Series Trust) of our report dated October 24, 2025, relating to the financial statements and financial highlights of Invesco Global Real Estate Income Fund which appears in AIM Counselor Series Trust (Invesco Counselor Series Trust)’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the reference to us under the headings “Financial Highlights,” ”Service Provider,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Counselor Series Trust (Invesco Counselor Series Trust) of our report dated April 23, 2025, relating to the financial statements and financial highlights of Invesco Global Real Estate Fund which appears in AIM Investment Securities Funds (Invesco Investment Securities Funds)’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the reference to us under the headings “Financial Highlights,” “Service Provider,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2026